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                                                                   EXHIBIT 10.14

                           THE TIMES MIRROR COMPANY
                       NON-EMPLOYEE DIRECTORS STOCK PLAN

               As Amended and Restated Effective January 1, 1997


             1. Purpose of the Plan. Under this Non-Employee Directors Stock Plan (the "Directors Plan") of The Times Mirror Company, a Delaware corporation (the "Company"), shares of the Company's Series A Common Stock, $1.00 par value ("Common Stock"), shall be issued to participants in partial compensation for their service as directors of the Company. This Directors Plan is designed to promote the long-term growth and financial success of the Company by enabling the Company to attract, retain and motivate such persons by providing for or increasing their proprietary interest in the Company and by aligning the economic interests of such persons with those of the Company's stockholders.

             2.    Definitions.  For purposes of this Directors Plan:

             (a)  The term "Board" shall mean the Company's Board of Directors.

             (b) The term "Fair Market Value" shall mean, as of any date, and unless the Committee shall specify otherwise, the mean between the high and the low market prices for the Common Stock reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if the Common Stock did not trade on the New York Stock Exchange on the date in question, then for the next preceding date on which the Common Stock traded on the New York Stock Exchange.

             (c) The term "Meeting Date Market Price" shall mean, with respect to any Payment Date, the Fair Market Value of the Common Stock of the Company over the five business days ending on the Friday preceding the Payment Date.

             (d) The term "Participant" shall mean any person who on a Payment Date is a member of the Board of Directors of the Company and is not
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an employee of the Company or a subsidiary of the Company. For purposes of this
Section 2(d), unless the Board provides otherwise, a person shall not be considered an employee solely by reason of serving as Chairman of the Board.

             (e) The term "Payment Date" shall mean the date on which each director's retainer fees are paid by the Company. Unless the Board specifies otherwise, the Payment Date for each Participant shall be the first Board meeting of the calendar year.

             (f) The term "Retainer Shares" shall mean the aggregate number of Shares declared by the Board to be payable as a directors' retainer during a calendar year, including any retainer for chairing the Board or a Committee of the Board, to each non-employee director of the Company, as determined from time to time by the Board.

             (g) The term "Shares" shall mean shares of Common Stock granted under this Plan.

             3. Effective Date. This Directors Plan initially became effective after its approval at the May 1996 annual stockholders' meeting. This Directors Plan was amended and restated effective as of January 1, 1997, subject to the approval of the Board, to reflect the Board's determination to denominate retainers in terms of shares and to pay retainers on a calendar year basis. Common Stock may not be issued under this Directors Plan after termination of this Directors Plan by the Board, after issuance of all of the Shares authorized for issuance under this Directors Plan or more than ten years after the date of stockholder approval of this Directors Plan, whichever is earlier. However, the ten year limitation would not apply with respect to shares held in a deferred account which were deferred within the ten year period.

             4. Plan Operation. This Directors Plan is intended to operate in a manner that meets the requirements of a formula plan under Rule 16b-3 (or its successor) adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the express authority of the Board hereunder, this Plan shall be administered by the Compensation Committee of the Board, and all decisions, determinations and interpretations by the Committee regarding the Plan shall be final and binding on all current, future and former Participants.

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Such Committee may delegate to one or more of its members or to any person or persons such ministerial duties as it may deem advisable. To the extent any provision of this Directors Plan or action taken hereunder fails to qualify for an exemption under Rule 16b-3, such provision or action shall be deemed null and void and shall be conformed so as to so operate, to the extent permitted by law and deemed advisable by the Board.

            5. Stock Subject to Directors Plan. The maximum number of Shares that may be issued hereunder shall be 500,000, subject to adjustments under Section 6.

            6. Adjustments. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board shall make an appropriate adjustment in the number and/or type of shares or securities which may thereafter be issued under this Directors Plan.

            7. Participant Retainers. Commencing on the first Payment Date after this amendment and restatement of the Directors Plan becomes effective, and on each Payment Date thereafter during the term of this Directors Plan, each Participant shall be granted (a) the number of Retainer Shares as specified by the Board, and (b) an amount in cash (the "Cash Retainer") equal to the Meeting Date Market Price of the Retainer Shares. If a director becomes a Participant after the Payment Date, at the first Board meeting he or she attends as a Participant, he or she shall receive a pro-rata amount of the Retainer Shares and of the Cash Retainer, based upon the number of months (rounded up to the nearest whole month) remaining in the calendar year. In addition, a Participant may elect to receive all or any portion of the Cash Retainer in Shares under this Directors Plan. If on any date upon which Shares are to be granted under this Directors Plan the number of Shares remaining available under the Directors Plan is less than the number of Shares required for all grants to be made on such date, then any election to receive all or any portion of the Cash Retainer in Shares shall be void, and a proportionate amount of such available number of Shares shall be granted to each Participant, and in lieu of the Shares that otherwise would be issuable, the Participants shall be paid an amount in cash equal to the (a) the difference between the number of Retainer Shares that otherwise would have been issued to the Participant, and the number of Shares actually issued to the Participant, multiplied by (b) the Meeting Date Market Price.

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             8.    Deferral of Shares. A Participant may elect to defer receipt of all or any portion of the Retainer under this Directors Plan. This deferral shall be denominated in Common Stock (in the case of a deferred Cash Retainer, determined on the basis on the Meeting Date Market Price) as if the Participant had elected to receive such portion of the Retainer in Shares, and thereafter such deferral shall be valued in Common Stock. The number of Shares subject to such deferral shall be increased by the value of any dividends declared with respect to Common Stock, which value shall be deemed to be reinvested in additional deferred Shares, based on the Fair Market Value on the date the dividend would be payable. The aggregate number of deferred Shares credited on behalf of a Participant under this Directors Plan shall be paid to a Participant in Shares under this Directors Plan, in accordance with an election made by the Participant under rules established for this purpose under the Deferred Compensation Plan for Directors or as specified by the Compensation Committee.

             9. Amendment and Termination. The Board may alter, amend, suspend, or terminate this Directors Plan, provided that no such action shall deprive any Participant, without his or her consent, of any Shares theretofore issued under this Directors Plan, or deferred under this Directors Plan and provided further that the provisions of this Directors Plan designating persons eligible to participate in the Directors Plan and specifying the Retainer Amount and the amount and timing of grants under this Directors Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, unless such restriction on amendments to this Directors Plan is not necessary in order for the Participants to remain "disinterested administrators" under Exchange Act Rule 16b-3.

            10. Taxes. The Board may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance of Shares under this Plan, and a Participant's rights in any Shares are subject to satisfaction of such conditions. The Company and any affiliate of the Company shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any Shares granted hereunder.

            11. Compliance with Law. Shares shall not be issued under this Directors Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal,

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state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.

            12. Governing Law; Miscellaneous. This Directors Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Neither this Directors Plan nor any action taken pursuant thereto shall be construed as giving any Participant any right to be retained in the service of the Company or nominated for re-election to the Board.

            13. Arbitration. Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, which proceedings shall be held in the city in which the Company's executive offices are located. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.

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